Exhibit 99.1

TRAC Intermodal Reports Second Quarter 2015 Earnings

PRINCETON, N.J., Aug. 10, 2015 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, reports its second quarter 2015 earnings and financial results.

The Company's financial statements are attached as an exhibit to this press release. This earnings announcement, as well as additional detailed financial information and presentation materials, is contained in the "Investor Relations" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is the world's largest provider of marine and domestic chassis, measured by total assets, operating throughout the United States, Canada and Mexico. TRAC Intermodal provides short term rentals through an extensive chassis pool network, long term chassis leasing and pool/fleet management through the utilization of its proprietary PoolStat® information management system. TRAC Intermodal's active fleet consists of approximately 278,000 chassis. TRAC Intermodal has a broad operating footprint with 602 marine, 166 domestic and 61 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

TRAC Intermodal LLC
750 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

Exhibit - Financial Statements

TRAC Intermodal LLC and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Dollars in Thousands)

	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$ 3,717	$ 4,256
Accounts receivable, net of allowance of $18,330 and $19,030, respectively	131,581	135,076
Net investment in direct finance leases	14,473	16,215
Leasing equipment, net of accumulated depreciation of $426,187 and $400,408, respectively	1,400,515	1,436,909
Goodwill	251,907	251,907
Other assets	47,846	41,954
Total assets	$ 1,850,039	$ 1,886,317

Liabilities and member's interest
Liabilities
Accounts payable	$ 18,382	$ 14,781
Accrued expenses and other liabilities	61,474	74,449
Deferred income taxes, net	118,243	102,467
Debt and capital lease obligations:
Due within one year	28,194	30,546
Due after one year	1,068,183	1,133,676
Total debt and capital lease obligations	1,096,377	1,164,222
Total liabilities	1,294,476	1,355,919

Commitments and contingencies	—	—

Member's interest
Member's interest	579,236	559,015
Accumulated other comprehensive loss	(23,673)	(28,617)
Total member's interest	555,563	530,398
Total liabilities and member's interest	$ 1,850,039	$ 1,886,317

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues
Equipment leasing revenue	$ 169,438	$ 139,715	$ 330,127	$ 271,084
Finance revenue	389	561	795	1,156
Other revenue	7,786	12,151	15,446	19,838
Total revenues	177,613	152,427	346,368	292,078

Expenses
Direct operating expenses	99,969	82,983	184,920	149,816
Selling, general and administrative expenses	23,012	22,544	44,288	41,113
Depreciation expense	17,914	16,773	35,815	35,277
Provision for doubtful accounts	99	3,660	2,171	7,117
Impairment of leasing equipment	2,569	1,191	4,002	2,317
Early retirement of leasing equipment	—	37,766	—	37,766
Loss on modification and extinguishment of debt and capital lease obligations	—	80	39	102
Interest expense	21,506	21,375	43,603	43,591
Interest income	—	(23)	(1)	(47)
Other income, net	(221)	(135)	(775)	(517)
Total expenses	164,848	186,214	314,062	316,535

Income (loss) before provision (benefit) for income taxes	12,765	(33,787)	32,306	(24,457)
Provision (benefit) for income taxes	5,054	(12,042)	12,434	(8,186)
Net income (loss)	$ 7,711	$ (21,745)	$ 19,872	$ (16,271)

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in Thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income (loss)	$ 19,872	$ (16,271)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,874	35,407
Provision for doubtful accounts	2,171	7,117
Amortization of deferred financing fees	3,636	3,296
Loss on modification and extinguishment of debt and capital lease obligations	39	102
Derivative loss reclassified into earnings	10,526	8,995
Ineffective portion of cash flow hedges	(42)	(41)
Impairment of leasing equipment	4,002	2,317
Early retirement of leasing equipment	—	37,766
Share-based compensation	349	436
Deferred income taxes, net	13,340	(9,113)
Other, net	(783)	(521)
Changes in assets and liabilities:
Accounts receivable	1,259	(21,430)
Other assets	(2,079)	(2,030)
Accounts payable	3,601	1,770
Accrued expenses and other liabilities	(6,401)	13,651
Net cash provided by operating activities	85,364	61,451

Cash flows from investing activities
Proceeds from sale of leasing equipment	7,288	6,694
Collections on net investment in direct finance leases, net of interest earned	2,010	2,359
Purchase of leasing equipment	(16,728)	(95,888)
Purchase of fixed assets	(10,183)	(1,023)
Net cash used in investing activities	(17,613)	(87,858)

Cash flows from financing activities
Proceeds from long-term debt	66,750	92,000
Repayments of long-term debt	(134,694)	(61,192)
Cash paid for debt issuance fees	—	(1,973)
Repurchase of indirect parent shares from employees	—	(585)
Net cash (used in) provided by financing activities	(67,944)	28,250

Effect of changes in exchange rates on cash and cash equivalents	(346)	(99)
Net (decrease) increase in cash and cash equivalents	(539)	1,744
Cash and cash equivalents, beginning of year	4,256	11,843
Cash and cash equivalents, end of period	$ 3,717	$ 13,587

Supplemental disclosures of cash flow information
Cash paid for interest	$ 29,490	$ 31,224
Cash (refunded) paid for taxes, net	$ (809)	$ 937

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